UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 7, 2013

SMARTHEAT INC.
(Exact name of registrant as specified in its charter)

Nevada	001-34246	98-0514768
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

A-1, 10, Street 7 Shenyang Economic and Technological Development Zone Shenyang, China	110141
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (86) 24-2519-7699

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On June 7, 2013, Yingkai Wang, 40, was appointed as Acting Chief Accountant of SmartHeat, Inc. (“SmartHeat”). Mr. Wang has served as our subsidiaries financial manager since 2007, and has been responsible for our internal financial reporting, establishing a budget and for analyzing our subsidiaries’ overall financial position.  Mr. Wang was previously the financial manager of Shengyang Zhong Zhijie Electric Equipment Co., Ltd. from 2004-2007, and Shenyang Materials Group from August 1996 – April 2004.  Mr. Wang is acquainted with our subsidiaries’ operations and was appointed to serve our Acting Chief Accountant by our Board of Directors as we continue to search for a new Chief Financial Officer.

There are no arrangements, understandings or family relationships between Mr. Wang and any other person(s) pursuant to which Mr. Wang was appointed as an officer of SmartHeat, nor are there any transactions between Mr. Wang and SmartHeat in which he has a direct or indirect material interest that SmartHeat is required to report.

Item 9.01.  Financial Statements and Exhibits

(d)           Exhibits

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SMARTHEAT INC.
(Registrant)
Date:	June 10, 2013	By:	/s/ Oliver Bialowons
		Name:	Oliver Bialowons
		Title:	President